POWER OF ATTORNEY

I am a director and/or officer of General Motors Company ("GM") and as such I may be required to file with the Securities and Exchange Commission ("SEC") one or more Forms 3, 4 and 5 under Section 16 of the Securities Exchange Act of 1934 ("Section 16") and the rules promulgated by the SEC under Section 16, and Form 144 under Rule 144 promulgated by the SEC under the Securities Act of 1933 ("Rule 144").

I appoint each of Marianne Carson, Anne T. Larin, Robert Shrosbree, and Tia Y. Turk as my attorney-in-fact to:

1. Execute Forms 3, 4, 5, and 144 or any amendments to those Forms for me in my name and file such Forms and amendments with the SEC and any stock exchange or similar authority as required by law or rule on my behalf;

2. Do anything on my behalf that may be necessary or desirable to complete and execute such Forms 3, 4, 5, or 144 or any amendment to those Forms and to file those Forms or amendments on a timely basis; and

3. Take any other action in connection with those Forms or amendments that may be legally required or appropriate, in the opinion of the attorney-in-fact taking the action.

I give each attorney-in-fact the power and authority to do anything that is required or appropriate in using his or her powers as attorney-in-fact, to the extent that I could act if I were personally present, with full power of substitution. I agree to everything that these attorneys-in-fact (including any substitutes for them) do under this Power of Attorney that is consistent with its terms.

I acknowledge that complying with Section 16 and Rule 144 as they apply to me is my responsibility and that neither GM nor any of these attorneys-in-fact is assuming my responsibilities in that regard.

This Power of Attorney will remain in effect until I am no longer required to make filings under Section 16 or Rule 144, unless I inform these attorneys-in-fact in writing that I have revoked this Power, which I can do at any time.


_________________________________
Signature

Print name:_________________________

Subscribed and sworn to before me
this _____ day of ______, 2010.

_____________________________
Notary Public